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                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [X] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12


                            Northfield Laboratories
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                (Name of Registrant as Specified in Its Charter)



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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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                                                    NORTHFIELD LABORATORIES INC.
                                                 1560 SHERMAN AVENUE, SUITE 1000
                                                              EVANSTON, IL 60201
                                                                  (847) 864-3500
                                                          WWW.NORTHFIELDLABS.COM

FOR FURTHER INFORMATION:

AT NORTHFIELD LABORATORIES:         AT FRB | WEBER SHANDWICK:
Richard DeWoskin                    Bill Schmidle         Cindy Martin
Chief Executive Officer             Investors             Media
(847) 864-3500                      (312) 640-6753        (312) 640-6741


FOR IMMEDIATE RELEASE
THURSDAY, JULY 11, 2002


              NORTHFIELD LABORATORIES RECEIVES DIRECTOR NOMINATIONS

EVANSTON, ILLINOIS, JULY 11, 2002 -- NORTHFIELD LABORATORIES INC. (NASDAQ/NMS:
NFLD), a leading developer of an oxygen-carrying blood substitute for trauma and elective surgery situations, has received director nominations from two dissident shareholders, R. Coates and B. Williams, and has provided a stockholder list to them at their request, as required by Delaware law. Coates is the same dissident shareholder who threatened and abandoned a proxy contest in connection with Northfield's 2000 and 2001 annual meetings and filed and withdrew a lawsuit against the Company in August of 2001.

In response to recent proposals for change in corporate governance policies from both Nasdaq and the NYSE and the Securities and Exchange Commission, Northfield's board of directors has formed a nominating committee of independent directors to evaluate all board nominations. At the direction of the Northfield board of directors, Coates has spoken by telephone with the members of the nominating committee to discuss his nomination.

No final decision with respect to this year's board nomination will be made by the nominating committee and Northfield's board of directors until near the end of July. Once this decision is made, Northfield expects to issue a press release announcing the date of its annual meeting of stockholders and the list of directors nominated by Northfield's board. The details of the meeting are being finalized and it is expected that the meeting will occur around mid-September.

Richard DeWoskin, chief executive officer, commented, "Until the nominating committee and the board make their final determination regarding nominations, Northfield does not intend to comment on the accuracy or substance of the statements made by the dissident Coates or the quality of his credentials with respect to a directorship on Northfield's board."

Northfield Laboratories, founded in 1985, is a leading developer of an oxygen-carrying blood substitute. Its product, PolyHeme, is the only blood substitute undergoing clinical trials that has been tested at large enough dosages to be considered a substitute for acute blood loss in trauma and surgical settings. As a result of the process used to manufacture the blood substitute, essentially a solution of polymerized hemoglobin, PolyHeme has a longer shelf life than blood, requires no cross matching and does not transmit disease.

Statements in this release that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the company's actual results in the future to differ materially from expected results. These risks include, among others: competition from other blood substitute products; the company's ability to obtain regulatory approval to market PolyHeme commercially; the company's and/or its representative's ability to successfully market and sell PolyHeme; the company's ability to manufacture PolyHeme in sufficient quantities; the company's ability to obtain an adequate supply of raw materials; the company's ability to maintain intellectual property protection for its proprietary product and to defend its existing intellectual property rights from challenges by third parties; the availability of capital to finance planned growth; and the extent to which the hospitals and physicians using PolyHeme are able to obtain third-party reimbursement, as described in the company's filings with the Securities and Exchange Commission.

Northfield, the members of its board of directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies in connection with Northfield's 2002 annual meeting of stockholders. Information regarding each participant will be included in the proxy statement that will be filed by Northfield with the Securities and Exchange Commission in connection with the annual meeting. Shareholders are urged to read the proxy statement carefully when it becomes available because it will contain important information. Northfield's proxy statement will be available without charge at the SEC's Internet web site at www.sec.gov. In addition, Northfield will provide copies of its proxy statement without charge upon request. Requests for copies of the proxy statement should be directed to Northfield at (847) 864-3500.

FRB | Weber Shandwick Worldwide serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.


             VISIT THE NORTHFIELD WEBSITE AT: WWW.NORTHFIELDLABS.COM